Exhibit 99.1

Enveric Biosciences Names Lynn Gallant Vice President, Clinical Operations, and Reports Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

Accomplished pharmaceutical industry leader brings to Enveric extensive experience in clinical operations, asset strategy and product development

CAMBRIDGE, Mass., February 23, 2023 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders, announced today the appointment of Lynn Gallant to the position of Vice President, Clinical Operations. Ms. Gallant brings more than 25 years of clinical operations and trial management experience to Enveric and will work alongside Bob Dagher, M.D., Chief Medical Officer, to oversee the ongoing development of the company’s EVM201 Series and EVM301 Series clinical programs.

“Lynn possesses more than 25 years of experience in the pharmaceutical industry, including leadership positions at both large and emerging pharmaceutical companies. As our newly appointed Vice President, Clinical Operations, she will be responsible for driving the clinical development of our EVM201 and EVM301 product platforms,” said Joseph Tucker, Ph.D., Director and CEO of Enveric Bioscience. “During her impressive career, Lynn has led numerous clinical programs from ‘first-in-human’ to Phase 3, managing performance targets to meet company goals, maintain resources, and coordinate process development to ensure optimal trial outcomes. We are delighted that Lynn is joining Enveric’s senior team as we prepare to initiate a clinical trial investigating EB-373, the first product from the EVM201 Series, for the treatment of anxiety disorders.”

Ms. Gallant was most recently Vice President, Clinical Operations at BlueRock Therapeutics, a subsidiary of Bayer, where she led multiple clinical programs investigating the company’s cell and gene therapy platform across several disease indications. Additionally, Ms. Gallant worked with BlueRock’s regulatory team to prepare and secure Investigation New Drug (IND) applications, fast track submissions, and breakthrough and orphan drug designations. Prior to BlueRock, Ms. Gallant served as Executive Director, Clinical Operations at Bioverativ, a Sanofi Genzyme company. During her tenure at Bioverativ, Ms. Gallant was responsible for leading the company’s clinical operations and providing strategic direction for its rare blood disease portfolios across multiple indications from development to commercialization to post market access. Earlier in her career, she held clinical operations and trial manager positions at EMD Serono, the healthcare business of Merck KGaA, Sunovion Pharmaceuticals, Genzyme Corporation, and Stryker Biotech. Ms. Gallant holds a B.S. in Medical Biology from the University of New England.

Ms. Gallant stated: “I am excited to join Enveric at a pivotal time for the company as we plan to soon advance EB-373 into the clinic for the treatment of anxiety disorders. I look forward to working with Enveric’s leadership and R&D teams as we seek to transform the lives of patients living with mental illness by developing novel treatments that open new pathways to target impaired neural circuitry, with the overarching goal of improving brain health.”

The Company granted restricted stock units (“RSUs”) convertible into an aggregate of 10,000 shares to Ms. Gallant, to become employed by the Company as Vice President, effective as of February 22, 2023, as an inducement award outside of the Company’s 2020 Long-Term Incentive Plan. Subject to certain exceptions including change in control or termination of employment, the awarded RSUs shall vest in four equal installments on each of the first four anniversaries of the date of grant. The grant was approved by the board of directors of the Company and made as an inducement material to Ms. Gallant entering into employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

About EB-373

Enveric’s lead drug candidate, EB-373, is next generation synthetic psilocybin analogue developed leveraging its Psybrary™ drug discovery platform. Enveric selected EB-373 from its EVM200 Series targeting novel and innovative treatments for anxiety disorders. In preclinical studies, EB-373 show positive serotonin 5-HT2A receptor stimulation in vivo, based on induction of the characteristic Head Twitch Response (HTR) behavioral marker in healthy mice. And in an animal behavioral model of anxiety, the Marble Burying Test, the compound exhibited anxiolytic benefit in chronically stressed mice.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel small-molecule therapeutics for the treatment of anxiety, depression, and addiction disorders. Leveraging its unique discovery and development platform, The Psybrary™, Enveric has created a robust Intellectual Property portfolio of New Chemical Entities for specific mental health indications. Enveric’s lead program, the EVM201 Series, comprises next generation synthetic psilocybin analogues that are considered prodrugs of the active metabolite, psilocin. Enveric is developing the first product from the EVM201 Series – EB-373 – for the treatment of anxiety disorders. Enveric is also advancing its third generation of therapeutics, the EVM301 Series, to offer a holistic approach for treating central nervous system disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,”“ expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of not purely historical statements, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to successfully spin-off its cannabinoid assets; the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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